EXHIBIT 5

                        CHRISTOPHER J. MORAN, JR.
                        Attorney at Law
                        4625 Clary Lakes Drive
                        Roswell, Georgia 30075


Telephone                                                 Telecopier
(770) 518-9542                                            (770) 518-9640

January 14, 2004


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:  Magnum d'Or Resources, Inc.
     SEC File Number 0-31849

     Exhibit Numbers 5 and 24.2

     Any no par value common shares of Registrant Inc. sold pursuant to the captioned Form S-8 Registration Statement shall be legally issued, fully paid and non-assessable under the laws of the State of Nevada.

     The law firm of Christopher J. Moran, Jr., Attorney at Law consents to be named in the captioned Form S-8 Registration Statement and further consents to the use of this opinion and consent in the captioned Form S-8 Registration Statement.




                                   Christopher J. Moran, Jr.
                                   Attorney at Law


                                   By:_/S/________________________
                                      Christopher J. Moran, Jr.